Exhibit 10.16

FIRST AMENDMENT TO THE
UNITED COMMUNITY BANKS
MODIFIED RETIREMENT PLAN
(As Amended and Restated Effective as of January 1, 2016)
Pursuant to the authorization of its Board of Directors, UNITED COMMUNITY BANKS, INC. (the "Company"), a Georgia bank holding company located in Blairsville, Georgia, established the United Community Banks Modified Retirement Plan (the "Plan"), effective as of January 1, 2004 and amended and restated the Plan effective as of January 1, 2005 to address Section 409A. The Company further amended and restated the Plan, effective as of January 1, 2016, to clarify the determination and time of payment of a Participant's benefits under the Plan. The Company now amends the Plan, effective as of April 1, 2018, to reflect the final Department of Labor regulations regarding any claim under the Plan based on a Disability. All other terms of the Plan in effect as of the effective date of this amendment shall remain in full force and effect.

1.	Effective as of April 1, 2018, Section 7.4 of the Plan shall be amended and restated in its entirety to read as follows:
7.4    Notwithstanding the claims procedure set forth in Sections 7.1, 7.2 and 7.3 above, the following claims procedure shall apply for any claim based on a Disability.

(a)
If a Participant applies for a benefit under the Plan based on a Disability, and in the event a claim for benefits is wholly or partially denied by the Plan Administrator, the Plan Administrator shall, within a reasonable period of time, but no later than forty-five (45) days after receipt of the claim, notify the claimant in writing of the denial of the claim. This forty-five (45) day period may be extended up to thirty (30) days if such an extension is necessary due to matters beyond the control of the Plan, and the claimant is notified, prior to the expiration of the initial forty-five (45) day period, of the circumstances requiring the extension of time and the date by which the Plan Administrator expects to render a decision. If, prior to the end of the first thirty (30) day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Plan Administrator notifies the claimant, prior to the expiration of the first thirty (30) days extension period, of the circumstances requiring the extension and the date as of which the Plan Administrator expects to render a decision. In the case of any extension, the notice of extension also shall specifically explain the standards on which entitlement to a benefit upon a Disability is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the specified information, if any.

(b)
If the Plan Administrator denies the claim for a Disability benefit in whole or in part, the claimant shall be provided with notice, written in a culturally and linguistically appropriate manner, of the denial stating the specific reason for the denial; reference to the specific Plan provisions on which the denial is based; a discussion of the decision, including any explanation for disagreeing with or not following (i) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (ii) the views of medical or vocation experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied upon in making the determination, and (iii) any disability determinations made by the Social Security Administration; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan's review procedures (as set forth below) and the time limits applicable to such procedures, including the claimant's right to bring civil action following an adverse benefit determination. The notice will specify whether or not an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, and if so, the specific rule, guideline, protocol, or other similar criterion shall be provided to the claimant free of charge, or the claimant shall be informed that such rule, guideline, protocol, or other criterion shall be provided free of charge upon request. If the claim denial is based on an exclusion or limit (such as a medical necessity requirement or an experimental treatment exclusion), the claimant shall be provided with an explanation of the scientific or clinical judgment, applying the terms of the Plan to the claimant's circumstances, or the claimant shall be informed that such explanation shall be provided free of charge upon request.

(c)
If the claim for a Disability benefit is denied in full or in part, the claimant shall have the right to appeal the decision by sending a written request for review to the Plan Administrator within one hundred eighty (180) days of his receipt of the claim denial notification. The claimant may submit written comments, documents, records, and other information relating to his or her claim for benefits. Upon request, the claimant shall be provided free of charge and reasonable access to, and copies of, all documents, records and other information relevant to his claim.

(d)
Upon receipt of the claimant's appeal of the denial of his claim, the Plan Administrator shall conduct a review that takes into account all comments, documents, records, and other information submitted by the claimant or his authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not afford deference to the initial benefit determination and shall be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. If a claim is denied due to a medical judgment, the reviewer will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The healthcare professional consulted will not be the same person consulted in connection with the initial benefit decision (nor be the subordinate of that person). The decision on review also will identify any medical or vocational experts who advised the reviewer in connection with the benefit decision, even if the advice was not relied upon in making the decision.

(e)
The Plan Administrator shall notify the claimant of its determination on review within a reasonable period of time, but generally not later than forty-five (45) days after receipt of the request for review, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to the claimant prior to the termination of the initial forty-five (45) day period. In no event shall such extension exceed a period of forty-five (45) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring extension of time and the date by which the Plan Administrator expects to render the determination on review.

(f)
If the Plan Administrator anticipates denying the claimant's appeal, in whole or in part, the Plan Administrator will provide to the claimant (i) any new or additional evidence considered, relied upon, or generated in connection with the claim by the Plan; and (ii) if the anticipated adverse determination is based on a new or additional rationale, the rationale for the determination. Such information shall be provided as soon as possible and sufficiently in advance of the date the Plan Administrator is required to render its decision to provide the claimant a reasonable opportunity to review the information and submit a response.

(g)
If the Plan Administrator denies the claim on appeal, it shall notify the claimant in a culturally and linguistically appropriate manner of the specific reason or reasons for the adverse determination; reference to the specific Plan provisions on which the adverse determination is based; a discussion of the decision, including any explanation for disagreeing with or not following (i) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (ii) the views of medical or vocation experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied upon in making the determination, and (iii) any disability determinations made by the Social Security Administration; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his claim; and a statement indicating the claimant's right to file a lawsuit upon completion of the claims procedure process. The notice will specify whether or not an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, and if so, the specific rule, guideline, protocol, or other similar criterion shall be provided to the claimant free of charge, or the claimant shall be informed that such rule, guideline, protocol, or other criterion shall be provided free of charge upon request. If the claim denial is based on an exclusion or limit (such as a medical necessity requirement or an experimental treatment exclusion), the claimant shall be provided with an explanation of the scientific or clinical judgment, applying the terms of the Plan to the claimant's circumstances, or the claimant shall be informed that such explanation shall be provided free of charge upon request.
2. Effective as of April 1, 2018, Section 7.5 of the Plan shall be amended and restated in its entirety to read as follows:
7.5    The Participant or other claimant shall only have ninety (90) days from the date of receipt of the Plan Administrator's final decision on review in which to file suit regarding a claim for benefits under the Plan. If suit is not filed within such ninety (90) days, it shall be forever barred. The Plan Administrator's decisions made hereunder shall be final and binding on all interested parties. Any civil action by a claimant must be based only on the issues identified during the administrative review process. Judicial review will be limited to the Plan document and the record developed during the administrative review process.
3. All of the other terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be duly executed by its authorized officer to be effective as of April 1, 2018.

UNITED COMMUNITY BANKS, INC.

By: _/s/_Jimmy Tallent____________
Name: __Jimmy C. Tallent_________
Title: __Chairman & CEO_________

Attest:

By: /s/ Lori McKay_____

Name: Lori McKay_____

Title: Corporate Secretary

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